UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2008

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization	(Commission file number)	(IRS Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information required by this Item is contained in Item 7.01 of this report, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Director.

On October 10, 2008, after 17 years of service, Karen F. Myers resigned as a director of First United Corporation (the “Corporation”). The Board of Directors intends to eliminate the vacancy created by Ms. Myers’ resignation by reducing the number of directorships from 16 to 15 at its next meeting.

(c) Appointment of Executive Officer.

Effective October 15, 2008, the Corporation’s Board of Directors appointed Jason Rush as a Senior Vice President and Director of Operations & Support of the Corporation. Mr. Rush, who is 37 years old, has been employed by the First United organization since October of 1993. Prior to this promotion, Mr. Rush served as Vice President, Director of Operations & Support since March, 2006, and before that as V ice President and Regional Manager/Community Office Manager from January, 2005 to February, 2006; V ice President and Community Office Manager/Manager of Cash Management from May, 2004 to December, 2004; Assistant Vice President and Community Office Manager from April, 2001 to April, 2004; Community Office Manager from August, 1998 to April, 2001; Customer Service Officer from March, 1997 to July, 1998; Assistant Compliance Officer from July, 1995 to February, 1997; and Management Trainee from October, 1993 to July, 1995. Mr. Rush also serves as the Treasurer of Rush Services, Inc., a family-owned business in which he has no ownership interest. He also participates with his brother in farming and land investments.

Remuneration paid to Mr. Rush in 2006 and 2007 for services rendered to the Corporation was $125,452 and $107,065, respectively. These amounts include salary, incentive pay, bonus, imputed income related to premiums paid for group life insurance, imputed income related to premiums paid for bank owned life insurance, and matching contributions to the Corporation’s 401(k) plan. In connection with his appointment, it is contemplated that Mr. Rush’s annual salary will be set at $130,000 and that he will be eligible (subject to any eligibility and vesting requirements) to participate in the Corporation’s Executive Pay for Performance Plan (the “EPPP”), the Corporation’s Omnibus Equity Compensation Plan, including the Long-Term Incentive Plan adopted thereunder (the “LTIP”), and the life insurance and other benefit plans generally available to executive officers of the Corporation.

The material provisions of the EPPP and the LTIP were discussed in Item 5.02 of the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2008 under, which discussion is incorporated herein by reference. The plan documents were attached as exhibits to that report. Mr. Rush will not be entitled to any restricted stock grant under the LTIP for 2008. Mr. Rush will, however, be eligible to receive an award under the EPPP that will be calculated based on the period remaining in plan year 2008 during which he serves as Senior Vice President and Director of Operations & Support. The following table provides information about the award that could be earned by Mr. Rush in 2008 and paid in 2009 under the EPPP:

GRANTS OF PLAN-BASED AWARDS

Name	Date	Estimated Possible Annual Payouts Under the EPPP

		Threshold	Target	Maximum (Stretch)
Jason Rush	2008	$ 2,709	$ 5,417	$ 6,771

Transactions between the Corporation and its affiliates and Mr. Rush and his related interests during the past two years other than the remuneration discussed above have been limited to personal loans and loans to Rush Services, Inc., and plumbing and related services provided to the Corporation and its affiliates by Rush Services, Inc.

The Corporation’s bank subsidiary periodically engages in banking transactions in the ordinary course of its business with executive officers of the Corporation and its subsidiaries and their related interests on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with non-affiliated persons. The bank makes every attempt to structure these extensions of credit so that they do not involve more than the normal risk of collectability or present other unfavorable features. The loans to Mr. Rush and his related interests described above were made consistent with the foregoing.

Item 7.01.	Regulation FD Disclosure.

The Corporation announces that it expects to record $3.0 million in the provision for probable credit losses for the third quarter of 2008. This amount compares to $.8 million recorded in the provision for probable credit losses for the same quarter of 2007 and $1.0 million recorded for the quarter ended June 30, 2008. The $3.0 million expense is expected to reduce earnings for the third quarter by $.33 per share on an after-tax basis. However, the Corporation nevertheless expects to post after-tax earnings of $.43 per share for the third quarter of 2008 and $1.62 per share for the nine months ended September 30, 2008. These results compare to $.58 per share and $1.43 per share for the same periods in 2007, respectively. Year to date, the provision for probable credit losses totals $5.4 million, compared to $1.3 million for the nine months ended September 30, 2007. The allowance for loan losses represented 1.05% of outstanding loans at September 30, 2008.

The provision for probable credit losses reflects net charge-offs, loan growth, the results of our quarterly review of loan portfolio trends, the affects of the continued deterioration of economic conditions on acquisition and development loans, and specific allocations for impaired loans. The $2.0 million increase from June 30, 2008 is the result of management’s recent review of the Corporation’s loan portfolio and the collateral securing these loans (including, where appropriate, new appraisals) and its application of a sensitivity analysis to collateral values, all in an effort to measure potential future loan losses. Specific allocations have been provided in all instances where we have recognized probable losses. Approximately $1.8 million of the recorded expense is attributable to an acquisition and development loan in Hardy County, West Virginia and another loan relationship outside of the Corporation’s market area.

Non-performing assets totaled $31.8 million at September 30, 2008, compared to $8.7 million at December 31, 2007 and $12.5 at June 30, 2008. Management believes that the allowance at September 30, 2008 is adequate to provide for probable losses inherent in the loan portfolio. Amounts that will be recorded for the provision for loan losses in future periods will depend upon trends in the loan balances, including the composition of the loan portfolio, changes in loan quality and loss experience trends, potential recoveries on previously charged-off loans and changes in other qualitative factors.

The foregoing is intended to apprise investors only of the expected expense discussed above. It is not, and should not be construed as, a full discussion of the Company’s financial condition at September 30, 2008 or results of operations for the third quarter of 2008, which will be discussed in a subsequent earnings release and/or the Corporation’s next Quarterly Report on Form 10-Q.

This report on Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but rather statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate”, “estimate”, “should”, “expect”, “believe”, “intend”, and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in the quality or composition of the investment portfolio; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond the control of the Corporation. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Corporation’s business or operations. For a discussion of the risks and uncertainties to which the Corporation is subject, see the section of the periodic reports that the Corporation files with the Securities and Exchange Commission entitled “Risk Factors”.

The information contained in Item 2.02 and this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: October 15, 2008	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver, Executive
Vice President and Chief Financial Officer